Exhibit 10.7

Amendment No. 5 to the

MYOS Corporation 2012 Equity Incentive Plan

WHEREAS, MYOS Corporation (the “Company”) has established the MYOS Corporation 2012 Equity Incentive Plan, effective September 24, 2012 (as amended, the “Plan”);

WHEREAS, the Company's Board of Directors (the “Board”) has the authority pursuant to Section 14(a) of the Plan to amend the Plan subject to the approval of holders of the Company's common stock (“Common Stock”), $0.001 par value per share (the “Stockholders”) entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of the Company's Common Stock that may be issued under the Plan (“Amendment No. 5”); and

WHEREAS, on November 7, 2019, the Board determined to approve Amendment No. 4 and recommend its approval to the Stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and Stockholders approval per proxy vote, the Plan is hereby amended as follows effective December 23, 2019:

1.    The reference to “850,000 shares” in the first sentence of paragraph (b) of Section 5 of the Plan is replaced in its entirety with “1,200,000 shares”.

2.     Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

3.     A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 5 to the Plan was considered, has duly approved this Amendment No. 5 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 5 to the Plan is made effective this 23rd day of December, 2019.

MYOS RENS TECHNOLGY, INC.

By:	/s/ Joseph Mannello
Name: Joseph Mannello
Title: CEO